Exhibit 99.2

FORM OF LETTER AGREEMENT

<name>

<date>

Subject: Deal Retention Bonus

Now that the acquisition of Esterline by TransDigm has been announced we have a lot of work in front of us to bring the transaction to a successful completion. Given your role in the organization you and your leadership are key in helping navigate the uncertainty and ambiguity over the coming months. I want to recognize the importance of your expertise and anticipated contributions by offering you a bonus to help us accomplish the critical work through the closing date of the deal.

If you remain an employee in good standing through the completion of the transaction, you will be paid a cash bonus of <$insert amount>. This bonus is given in consideration of the leadership, effort and expertise which will be required from you until the closing date of the transaction. I appreciate your commitment to helping ensure we reach a successful outcome.

Note that payment of this bonus is subject in all respects to the terms and conditions of the Esterline Technologies Corporation Transaction Bonus Plan (the “Plan”), a copy of which is included with this letter agreement. As a condition of receiving this bonus, you agree to keep all information concerning the existence of such bonus and its terms confidential, except that which has been disclosed in any public filings required by law; provided, that such information may be disclosed as required by law and may be given in confidence to your spouse, attorney or tax or financial advisors so long as such person agrees to keep such information strictly confidential. Please direct any questions regarding your bonus or the Plan to your Segment President, to Paul Benson, or to your corporate functional EVP. I trust you will respect and adhere to this confidentiality requirement.

The Plan and this letter agreement contain the entire understanding between you and Esterline with respect to the subject matter hereof.

Please e-Sign this letter within 24 hours after receiving it.

Regards,

<Platform President name>

I hereby acknowledge that I have read this letter agreement and the Plan and agree that the terms of the bonus and my participation in the Plan are subject in all respects to the terms and conditions of the Plan.

	Dated:	, 2018
<employee signature>

Letter Agreement re: Deal Retention Bonus

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving TransDigm and Esterline. In connection with the proposed transaction, Esterline intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Esterline will mail the definitive proxy statement and a proxy card to each stockholder of Esterline entitled to vote at the stockholder meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that Esterline may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF ESTERLINE ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT ESTERLINE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ESTERLINE AND THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by Esterline with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Esterline’s website (http://www.esterline.com/) or by contacting Esterline’s Investor Relations at 500 108th Avenue NE, Suite 1500, Bellevue, Washington 98004, or by calling (425) 453-9400.

Participants in the Solicitation

The Company, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed merger, and any interest they have in the proposed merger will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in the Company’s proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on December 27, 2017, and its Annual Report on Form 10-K for the fiscal year ended September 29, 2017, which was filed with the SEC on November 21, 2017, and the Amendment No. 1 on Form 10-K/A, which was filed with the SEC on March 30, 2018. These documents may be obtained for free at the SEC’s website at www.sec.gov, and via the Company’s Investor Relations section of its website at www.esterline.com.